Exhibit 99.1

NEWS RELEASE

Intermec Provides Financial Update

EVERETT, Wash., April 17, 2012 – Intermec, Inc. (NYSE: IN) today updated guidance for its first quarter 2012 revenue and adjusted earnings (loss) per share, which was previously issued on February 2, 2012.

Due in part to significantly weaker than expected demand in Europe, the Company estimates Q1 2012 consolidated revenue to be approximately $180 million, down from its previously forecasted revenue range of $200 to $210 million. In addition, the Company updated its adjusted diluted earnings (loss) per share guidance for the first quarter to approximately ($0.24) per diluted share, based on currently estimated first quarter GAAP loss of approximately ($0.28) per diluted share.

In conjunction with its usual financial analysis and reporting procedures for Q1, the Company is continuing to evaluate its deferred tax asset and goodwill balances. The loss per share reported for the quarter could be greater than the guidance provided above if either or both of these items require adjustment as a result. Any such adjustments would be non-cash.

Detailed information on Q1 results and the Company’s plans for improving growth and profitability will be provided on the scheduled earnings conference call.

Earnings Conference Call

Intermec will release its Q1 2012 financial results at 1:00 PM PDT on Tuesday May 1, 2012. A conference call with Intermec management will follow at 2:00 PM PDT. Details on how to access the conference call will be announced soon.

Non-GAAP Financial Measures

This press release includes an outlook for first quarter 2012 Non-GAAP or “adjusted” earnings (loss) per diluted share. Reconciliations of this Non-GAAP financial measure to the most directly comparable GAAP financial measure, i.e., our currently estimated GAAP earnings (loss) per diluted share, is detailed in the Reconciliation of GAAP to Non-GAAP Outlook for the Quarter Ending April 1, 2012, attached to this press release.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding items such as, but not limited to, acquisition-related costs or accounting adjustments (including, without limitation, the amortization of intangibles), gain on the sale of intellectual property and increase in income tax valuation allowance, provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, voice solutions that increase business performance, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Contact:

Dan Evans

Intermec Investor Relations

425-267-2975

dan.evans@intermec.com

Statements made in this filing and any related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our view of general economic and market conditions, our sales, revenue, expense, earnings or financial outlook for the current or any other period, our cost reduction plans, our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, the potential benefits resulting from acquired businesses, and about the applicability of accounting policies used in our financial reporting. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available on our website at ww.intermec.com.

RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FOR THE QUARTER ENDED APRIL 1, 2012

(Unaudited)

Diluted Earnings (Loss) Per Share
As reported	$(0.28)
Acquisition related adjustments	0.05
Gain on intellectual property sales	(0.02)
Income taxes — increase in valuation allowance	0.01

As Adjusted	$(0.24)